Exhibit 99.1

DeVry Inc. Announces Fall 2009 Enrollment

OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--December 8, 2009--DeVry Inc. (NYSE: DV), a global provider of educational services, today reported its fall 2009 enrollment at DeVry University, including its Keller Graduate School of Management, Chamberlain College of Nursing and U.S. Education, which comprises Apollo College and Western Career College. The results are as follows:

  DeVry University:
    New student enrollment increased 19.4 percent to 18,878 students
    Total student enrollment increased 22.7 percent to a record 64,003 students
    Keller Graduate School of Management total coursetakers increased 16.5 percent to 20,734 in the November session
    Online undergraduate and graduate coursetakers increased 22.5 percent in the November session
  Chamberlain College of Nursing:
    New student enrollment increased 55.3 percent to 2,100 students
    Total enrollment increased 67.2 percent to 5,617 students
  Apollo College and Western Career College (US Education):
    New student enrollment increased 21.5 percent to 5,688 students
    Total enrollment increased by 14.8 percent to 11,695 students

"We are quite pleased with the enrollment growth and retention for all of our schools, which experienced strong demand across all programs, from technology to business to healthcare, and delivery modalities, from campuses to online” said Daniel Hamburger, president and chief executive officer of DeVry Inc. “We expect that DeVry’s diversified array of educational offerings will continue to serve us well in both good and bad economic times.”

Hamburger added, “We are not only proud of our results, but also of the fact that we are providing access to education to many students, who achieve quality outcomes, and who otherwise would not have had the opportunity to advance their education.”

DeVry will report financial results for its fiscal 2010 second quarter after the close of the market on Jan. 26, 2010, with a conference call to follow at 3:30 p.m. Central Standard Time.

Chart 1: Fall 2009 Enrollment Results

	2009	2008	% Change
DeVry University
Undergraduate(1)
New students	18,878	15,811	19.4%
Total students	64,003	52,146	22.7%

Graduate coursetakers(1)(2)(3) – November	20,734	17,803	16.5%

Online coursetakers(2)(4) – November	63,264	51,628	22.5%

Chamberlain College of Nursing(1)
New students	2,100	1,352	55.3%
Total students(5)	5,617	3,360	67.2%

Apollo College/Western Career College (U.S. Education) – November
New students	5,688	4,681	21.5%
Total students	11,695	10,186	14.8%

1 Includes both onsite and online students

2 The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.

3 Includes Keller Graduate School of Management and other master’s degree programs offered at DeVry University

4 Includes all degree levels at DeVry University

Chart 2: DeVry Inc. 2010 Announcements & Events

Jan 26, 2010	Fiscal 2010 Second Quarter Earnings

Apr 22, 2010	Fiscal 2010 Third Quarter Earnings and Spring Enrollment
DeVry University (Undergraduate and Graduate) Chamberlain College of Nursing Ross University Apollo College and Western Career College (U.S. Education) Fanor

Aug 12, 2010	Fiscal 2010 Year-End Earnings and Summer Enrollment
DeVry University, (Undergraduate and Graduate) Chamberlain College of Nursing Ross University Apollo College and Western Career College (U.S. Education)

Oct 26, 2010	Fiscal 2011 First Quarter Earnings and Enrollment
DeVry University (graduate) Ross University Fanor

Dec 9, 2010	Most recent enrollment results; press release, no conference call
DeVry University (Undergraduate and Graduate) Chamberlain College of Nursing Apollo College and Western Career College (U.S. Education)

About DeVry Inc.

DeVry Inc. (NYSE: DV, member S&P 500 Index) is the parent organization of DeVry University, Advanced Academics, Ross University, Chamberlain College of Nursing, Apollo College, Western Career College, Becker Professional Education, and Fanor. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management. Advanced Academics provides education to middle and high school students and school districts in the U.S. Ross University offers doctoral degree programs through its schools of Medicine and Veterinary Medicine. Chamberlain College of Nursing offers associate, bachelor's, and master’s degree programs in nursing. Apollo College and Western Career College prepare students for careers in healthcare through certificate, associate and bachelor’s degree programs. Becker Professional Education is a global leader in professional education serving the accounting, finance and project management professions. Based in Brazil, Fanor offers degree programs in business management, law and engineering through its four schools: Faculdades Nordeste, Faculdade Ruy Barbosa, Faculdade FTE and ÁREA1. For more information, visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2009 and filed with the Securities and Exchange Commission on August 26, 2009.

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 574-1949
or
Media Contact:
Larry Larsen
llarsen@sardverb.com
(312) 895-4717